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                                                                    EXHIBIT 10.9


         MOORE MEDICAL CORP. - 1999 EXECUTIVE VICE PRESIDENT BONUS PLAN


         1.  Purpose; Eligibility; Etc.  This  Plan is  designed  to offer the
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incentive of bonus compensation to the Company's executive vice-presidents. The
Plan is for the Company's 1999 fiscal year. Only employees who are executive vice-presidents, elected to such position by the Company's Board of Directors, or Executive Committee, are participants in the Plan. (As of January 1, 1999, the executive vice-presidents, Richard Bucchi, David V. Harper and Kenneth Kollmeyer.) No bonus compensation will be payable if a participant breaches a material obligation to the Company. This Plan does not constitute an employment contract or confer a right to continued employment. An employee first elected a executive vice president by the Board or its Executive Committee during the year is eligible from the date of election, on an elapsed day basis from that date. If a participant should cease being continually employed by the Company on a full-time basis during 1999, his bonus compensation will be computed on an elapsed day basis to the date of cessation.

         2. Bonus. As bonus compensation, the Company will pay each participant,
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within 75 days after its 1999 fiscal year end, the percentage of his Base Salary
(defined below) set forth in Column A if its pre-tax income for that fiscal year, as shown in its audited financial statements for the year (subject to adjustment as hereinafter provided for), exceeds the amount set forth opposite said percentage in Column B:

            A                    B                    A                B
            -                    -                    -                -
          50%...........$8,205,400                 25%.........$5,861,000
          45%...........$7,736,520                 20%.........$5,392,120
          40%...........$7,267,640                 15%.........$4,923,240
          35%...........$6,798,760               12.5%.........$4,688,800
          30%...........$6,329,880

         A participant's Base Salary is his W-2 gross pay for 1999, excluding any bonus under this Plan and pay for periods during which he was not actively working for the Company, such as a period of disability or severance pay.

         No bonus compensation will be paid if the Company's pre-tax income for the fiscal year does not exceed $4,688,800. If the pre-tax income is effected by any charge or associated cost or change in a prior year's reserve relating to a federal government contract pricing deficiency, for purposes of Column B the amount of the pre-tax income will be subject to such adjustment (if any) as the Compensation Committee of the Board of Directors of the Company may, in its sole and absolute discretion, determine.

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